CERTAIN IDENTIFIED INFORMATION HAS BEEN OMITTED FROM THIS DOCUMENT BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, AND HAS BEEN MARKED WITH “[***]” TO INDICATE WHERE OMISSIONS HAVE BEEN MADE. Execution Version Exhibit 10.27 NOVATION AND TERMINATION AGREEMENT This NOVATION AND TERMINATION AGREEMENT (this “Agreement”) is made as of March 26, 2024, (the “Execution Date”), by and among LianBio Development (HK) Limited (as successor-in-interest to LianBio Ophthalmology Limited) (“Lian”), LianBio (“Lian Cayman”), Shanghai LianBio Development Co., Ltd. (“Lian Shanghai”), Xi An Grand Chang An Pharmaceutical Co., Ltd (“Assignee”), Tarsus Pharmaceuticals, Inc. (“Tarsus”) and, solely for the purposes of Section 3.b of this Agreement and, accordingly, Section 17.1 of the DLA, Grand Pharmaceutical Group Limited (遠大醫藥集團有限公司). WITNESSETH WHEREAS, Lian, Lian Cayman, Lian Shanghai and Tarsus, as applicable, are parties to that certain (a) Development and License Agreement, dated as of March 26, 2021, by and among Lian, Lian Cayman and Tarsus, a copy of which is attached hereto as Exhibit A (the “DLA”); (b) Clinical Supply Agreement, dated as of February 28, 2023, by and among Lian, Lian Shanghai and Tarsus (the “CSA”) a copy of which is attached hereto as Exhibit B; (c) Clinical Supply Quality Agreement, dated as of February 28, 2023, by and among Tarsus, Lian and Lian Shanghai (the “CSQA”), a copy of which is attached hereto as Exhibit C; (d) Supply Side Letter, dated as of January 6, 2022, by and among Tarsus (the “Supply Letter”), Lian and Lian Shanghai, a copy of which is attached hereto as Exhibit D; (e) Supply Side Letter for Second Batch, dated as of December 13, 2022, by and among Tarsus, Lian, and Lian Shanghai, attached hereto as Exhibit E; (f) Amendment Letter to Supply Side Letter for Second Batch, dated December 21, 2022, attached hereto as Exhibit F; and (g) Safety Data Exchange Agreement, dated as of December 31, 2021 (the “SDEA”) by and between Tarsus and Lian, a copy of which is attached hereto as Exhibit G; (collectively (a) through (f), the “Tarsus Agreements Novated At Closing”, and together with the SDEA, the “Tarsus Agreements”); WHEREAS, Lian and Assignee are entering into that certain Assignment and Transfer Agreement (the “ATA”), pursuant to which Lian agrees to convey, transfer and assign and cause to be conveyed, transferred and assigned, to Assignee, and Assignee agrees to purchase and acquire from Lian and certain of its affiliates, certain assets and liabilities relating to the Licensed Products (as defined in the DLA); WHEREAS, Lian and Tarsus wish to terminate, effective as of the Novation Effective Date, that certain Binding Term Sheet, dated as of December 26, 2021, by and between Lian and Tarsus (the “Term Sheet”), which is attached hereto as Exhibit H, pursuant to the terms and conditions herein; and

2 WHEREAS, as a condition to entering into the ATA and consummation of the transactions contemplated thereby, the parties are entering into this Agreement to novate each of the Tarsus Agreements on the terms and conditions stated herein. NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows: 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the DLA. 2. Novation. a. Lian hereby assigns, transfers, and conveys to Assignee all of Lian’s rights, title, interests, obligations, and liabilities in, to, and under each of the Tarsus Agreements, other than any liabilities of Lian or any of its Affiliates to any Person and claims from any Person to the extent relating to or arising out of circumstances existing on or prior to the Closing Date (as defined in the ATA) (the “Excluded Liabilities”). Assignee hereby accepts, assumes and agrees to undertake all of the rights, title, interests, obligations, duties, covenants and liabilities of Lian under each of the Tarsus Agreements other than the Excluded Liabilities. b. Tarsus, Assignee, Lian and Lian Cayman each agree that, as of and after the Closing Date, Lian, and to the extent applicable, Lian Cayman, shall cease to be subject to, or liable under, any of the Tarsus Agreements to the extent such liabilities arise after the Closing Date. c. The assignment and assumption pursuant to this Section 2 shall be effected in the form of novation of each of the Tarsus Agreements, which shall become effective (i) with respect to each Tarsus Agreement Novated At Closing, on the Closing Date, and (ii) with respect to the SDEA, on the first calendar day following the end of the Transition Period (as defined in the ATA) or such other date as may be otherwise agreed in writing by Lian and Assignee, ((i) and (ii), the “Novation Effective Date”). d. Tarsus hereby consents, agrees to, and ratifies the novation, assignment and assumption on the terms and conditions set forth in this Section 2 and agrees that such novation, assignment and assumption shall constitute a novation of each of the Tarsus Agreements from Lian to Assignee. 3. Amendment to DLA. a. The Parties acknowledge that Lian has issued the Warrant to Tarsus in satisfaction of Section 9.3 (Warrant) of the DLA. For clarity, the novation

3 contemplated by this Agreement does not obligate Assignee to issue any warrant to Tarsus. b. As of the Novation Effective Date, Section 17.1 (LianBio Guarantee) of the DLA shall be deleted in its entirety and replaced with the following: “ GrandPharma Guarantee. Grand Pharmaceutical Group Limited (遠大醫藥集 團有限公司) (“GrandPharma Parent”) hereby unconditionally and irrevocably guarantees, as a primary obligor and not merely as surety, the due and punctual payment of Xi An Grand Chang An Pharmaceutical Co., Ltd (“GrandPharma China”) under this Agreement (the “GrandPharma China Obligations”). GrandPharma Parent agrees that the GrandPharma China Obligations may be extended, modified, or renewed, in whole or in part, without notice or further assent from it, and that it will remain bound upon its guarantee notwithstanding any extension, modification, or renewal of any GrandPharma China Obligation. The obligations of GrandPharma Parent under this Section 17.1 will not be affected by the failure of Tarsus to assert any claim or demand or to enforce any right or remedy against GrandPharma China under the provisions of this Agreement or otherwise. GrandPharma Parent further agrees that its guarantee constitutes a guarantee of payment when due and not of collection. However, prior to seeking satisfaction of any GrandPharma China Obligation by GrandPharma Parent, Tarsus will first direct any requests with respect to the satisfactions of any outstanding or overdue GrandPharma China Obligations to GrandPharma China.” c. As of the Novation Effective Date, the last sentence of Section 7.3.1 (Manufacturing by Lian; Technology Transfer) of the DLA shall be deleted in its entirety and replaced with the following: “Notwithstanding anything to the contrary, Tarsus will have no obligation to continue supplying Grandpharma with Licensed Product after a reasonable transition period (not to exceed [***] months, the “Transition Period”) after Manufacturing Transfer Commencement.” d. As of the Novation Effective Date, the table for Development Milestone Payments set forth in Section 9.4.1 (v) shall be deleted in its entirety and replaced with the following: Development Milestone Event for a Licensed Product Development Milestone Payment (v) Receipt of Regulatory Approval in the PRC for Demodex Blepharitis and the issuance of a Patent from [***] or [***], or any patent application filed and owned by Tarsus claiming priority to any of the foregoing applications in the PRC, in each USD $15,000,000

4 case, Covering: (a) a Licensed Product; or (b) the use of a Licensed Product with respect to the treatment of Demodex Blepharitis. e. With respect to each Tarsus Agreement, effective as of the applicable Novation Effective Date, the contact information of Lian thereunder shall be deleted in its entirety and replaced with the following language: “Xi An Grand Chang An Pharmaceutical Co., Ltd No. 2 Checheng North Road, Wuhan Economic and Technological Development District, 430058 City of Wuhan, Hubei Province, People’s Republic of China Attn: Mingfeng Gong Email: [***] with copies (which shall not constitute notice): Legal &Compliance Department of Grand Pharma Floor 10, No.5 Huizhong Road, Grand Palace, Beijing City PRC Email: [***] and Business Development Department of Grand Pharma Group Floor 10, No.5 Huizhong Road, Grand Palace, Beijing City PRC Email: [***] a. 4. Termination of Term Sheet. Each of Lian and Tarsus agree that the Term Sheet is hereby terminated, effective as of the Novation Effective Date, and from and after such date shall have no further force or effect (the “Termination”). b. As total and complete consideration for the Termination, no later than fifteen (15) calendar days after the Novation Effective Date, Lian shall pay or cause to be paid to Tarsus a one-time payment of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Termination Fee”) to be paid by wire transfer of immediately available funds to the bank account identified on Exhibit I. Each of Lian and Tarsus hereby agree that the Termination Fee shall be the complete and adequate consideration for the Termination, and no additional amounts shall be due and payable by Lian to Tarsus as consideration for the Termination.

5 c. Upon the Novation Effective Date, except as otherwise specified in this Termination Agreement, all rights and obligations of each of Lian and Tarsus under the Term Sheet shall be deemed fully and completely discharged and terminated, and each of Lian and Tarsus irrevocably and unconditionally releases, settles, waives and forever discharges the other party in full from any and all claims related to or arising from the Term Sheet, regardless of the time at which such claim arose or in the future arises. 5. Tarsus and Assignee agree that, following the Novation Effective Date, Tarsus and Assignee (or Assignee’s applicable Affiliate, successor-in-interest to Assignee, provided such successor is also the successor-in-interest as to the DLA, entity to which Assignee assigns the DLA, or if agreed to in writing by each of Tarsus and Assignee, third party designee) (each of Assignee or its applicable Affiliate, such successor-in-interest, such assignee of Assignee, or such third party designee the “Designated Entity”) shall negotiate in good faith and enter into a commercial supply agreement that shall incorporate (i) terms and conditions consistent with the relevant requirements set forth in the DLA and (ii) such other terms and conditions that are typically contained in an agreement concerning like subject matter agreed by each of Tarsus and the Designated Entity. No later than fifteen (15) calendar days after execution of the commercial supply agreement by the Designated Entity and Tarsus, Assignee shall pay or cause to be paid to Lian or Lian’s designated third-party a one-time payment of Two Million Five Hundred Thousand Dollars ($2,500,000) (the “Commercial Supply Fee”) to be paid by wire transfer of immediately available funds to the bank account identified on Schedule 2.1(b)(i) of the ATA. Assignee shall promptly notify Lian or Lian’s designated third-party upon execution of such commercial supply agreement. 6. Tarsus and Assignee agree that, after the Execution Date, Tarsus and Assignee will commence the discussion of whether Tarsus and Assignee would each be willing to amend certain terms and provisions set forth in the DLA, including Sections 3.1, 7.3 and 9.4. For clarity, the foregoing of this paragraph 6 is merely a statement of an intent to discuss and this paragraph 6 does not legally bind Tarsus or Assignee to renegotiate the DLA, amend the DLA, or otherwise. Each of Tarsus and Assignee may, in their sole discretion, cease discussions regarding any potential amendments at any time without any liability to either Tarsus or Assignee, as applicable. 7. Tarsus has agreed to the terms of this Agreement under the assumption and condition that the transactions contemplated by the ATA will close promptly after the Execution Date. Accordingly, this Agreement shall terminate in its entirety without giving effect to any of the foregoing provisions if the Closing Date does not occur within seven (7) days after the Execution Date. 8. Except as amended and novated hereby, Tarsus hereby consents, agrees, and ratifies that the terms and provisions of each Tarsus Agreement remain in full force and effect without modification or amendment. The Parties stipulate and agree that, except as set forth in this Agreement, no terms set forth in the DLA modifies any of the rights or obligations of any of the parties to any of the Tarsus Agreements.

6 9. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of law or choice of law provisions thereof. 10. This Agreement shall be binding upon, be enforceable against, and inure to the benefit of the parties hereto and their respective successors and assigns. 11. This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instruments. Facsimiles and .PDFs of signatures may be taken as the actual signatures. [Signature Page to Follow]

[Signature Page to Novation and Termination Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. LIANBIO DEVELOPMENT (HK) LIMITED By: /s/ Brianne Jahn Name: Brianne Jahn Title: Sole Director LIANBIO By: /s/ Brianne Jahn Name: Brianne Jahn Title: Chief Business Officer SHANGHAI LIANBIO DEVELOPMENT CO., LTD. By: /s/ Levvy Lv Name: Levvy Lv Title: Legal Representative

[Signature Page to Novation and Termination Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. Xi An Grand Chang An Pharmaceutical Co., Ltd By: /s/ Xiaopeng Jiang Name: Xiaopeng Jiang Title: CEO Grand Pharmaceutical Group Limited (遠大醫藥集團有限公司) (solely for the purposes of Section 3.b of this Agreement and, accordingly, Section 17.1 of the DLA) By:_/s/ Frank Zhou Name: Frank Zhou Title: Executive Director & CEO

[Signature Page to Novation and Termination Agreement] IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written. TARSUS PHARMACEUTICALS, INC. By: /s/ Bobak Azamian Name: Bobak Azamian Title: Chief Executive Officer

EXHIBIT A Development and License Agreement [See attached.] [***]

EXHIBIT B Clinical Supply Agreement [See attached.] [***]

EXHIBIT C Clinical Supply Quality Agreement [See attached] [***]

EXHIBIT D Supply Side Letter [See attached.] [***]

EXHIBIT E Supply Side Letter for Second Batch [See attached.] [***]

EXHIBIT F Amendment Letter to Supply Side Letter for Second Batch [See attached.] [***]

EXHIBIT G Safety Data Exchange Agreement [See attached.] [***]

EXHIBIT H Binding Term Sheet [See attached.] [***]

EXHIBIT I Tarsus Wire Information [***]